Exhibit 23.1

Board of Directors
Bulldog Financial, Inc.
Golden, Colorado

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 6, 2004, on the financial statements of Bulldog Financial, Inc. as of August 31, 2004 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

July 12, 2005